EXHIBIT 5.4

                       [PINCOCK ALLEN & HOLT LETTERHEAD]

Robert A. McGuinness
Chief Financial Officer
Gold Reserves Inc.
926 W. Sprague Ave., Suite 200
Spokane, WA 99201

Re:Letter of Consent for Form F-10
   9381-05

Gentlemen:

Pincock, Allen & Holt, Inc. (PAH) hereby consent to the use of our name and references to our NI 43-101 Technical Report Gold and Copper Project, Brisas Project dated February 24, 2005 in the Registration Statement on Form F-10 filed by Gold Reserve Inc., as such may thereafter be amended or supplemented, and in the prospectus contained therein, and to references to the February 2005 Technical Report and May 2005 update, or portions thereof, in the Registration Statement and to the inclusion and incorporation by reference of the summary portion of the February 2005 Technical Report and of information derived from the February 2005 Technical Report and May 2005 update in the Registration Statement.

Dated on or about May 2, 2006.

Sincerely,

PINCOCK ALLEN & HOLT, INC.

/s/ Richard J. Lambert
Richard J. Lambert, P.E.
Manager, Mine Engineering and Geological Services